CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), is made and entered into as of February 28, 2013, by and between American Realty Capital Operating Partnership III, L.P., a Delaware limited partnership (the “Operating Partnership”), American Realty Capital Trust III Special Limited Partner, LLC, a Delaware limited liability company (the “Special Limited Partner”) and ARC Properties Operating Partnership, L.P., a Delaware limited partnership (the “Parent OP”).

WHEREAS, the Operating Partnership is the operating subsidiary of American Realty Capital Trust III, Inc., a Maryland corporation (the “REIT”), and the REIT is the sole general partner thereof.

WHEREAS, the Special Limited Partner is a limited partner of the Operating Partnership and owns all of the “Special Limited Partner Interest” in the Operating Partnership (the “SLP Interest”).

WHEREAS, ownership of the SLP Interest entitles the Special Limited Partner to receive certain distributions from the Operating Partnership, including a subordinated distribution of net sales proceeds (“Subordinated Distribution”) resulting from an “Investment Liquidity Event” (as defined in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of September 6, 2011, and as amended up to but not including the date hereof (the “Partnership Agreement”)) (an “Investment Liquidity Event”).

WHEREAS, the Operating Partnership and the REIT are parties to that certain Agreement and Plan of Merger, dated as of December 14, 2012 (the “Merger Agreement”), by and among the Operating Partnership, the REIT, American Realty Capital Properties, Inc., a Maryland corporation (“Parent”), the Parent OP, which is the operating partnership of Parent, and Tiger Acquisition, LLC, a Delaware limited liability company wholly-owned by Parent (“Merger Sub”), pursuant to which (x) the REIT will merge with and into Merger Sub, with Merger Sub being the surviving entity, and (y) the Operating Partnership will merge with and into the Parent OP, with the Parent OP being the surviving entity (the “Merged OP” and the mergers, collectively, the “Mergers”).

WHEREAS, the Mergers constitute an Investment Liquidity Event, as a result of which the Special Limited Partner will be entitled to receive a Subordinated Distribution in respect of the SLP Interest in an amount equal to $98,359,915 (the “Subordinated Distribution Amount”).

WHEREAS, in order to induce the parties to the Merger Agreement to enter into the Merger Agreement, the Operating Partnership and the Special Limited Partner, pursuant to a side letter, dated as of December 14, 2012, between the REIT, the Operating Partnership, the Special Limited Partner, American Realty Capital Advisors III, LLC, American Realty Capital Properties III, LLC and Parent, agreed that, in accordance with Section 8.7(b) of the Partnership Agreement, the Special Limited Partner would contribute its SLP Interest to the Operating Partnership in exchange for a number of OP Units in the Operating Partnership (“OP Units”) calculated in accordance with Section 8.7(b) of the Partnership Agreement, which calculation is to be based on the Subordinated Distribution Amount (the “Exchange”).

WHEREAS, in connection with the consummation of the Mergers, the parties hereto desire to consummate the Exchange in accordance with the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

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ARTICLE I.
CONTRIBUTION AND EXCHANGE

Section 1.1. CONTRIBUTION TRANSACTION. The Special Limited Partner hereby agrees to assign, set over, and transfer to the Operating Partnership, absolutely and unconditionally and free and clear of all pledges, claims, liens, charges, restrictions, exceptions, reservations, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever (“Liens”), all of its right, title and interest in and to the SLP Interest, together with $750,000.00 in cash (the “Cash Consideration”), in exchange for the consideration set forth in Section 1.2, and the Operating Partnership hereby agrees to redeem the SLP Interest.

Section 1.2. CONSIDERATION. The Special Limited Partner hereby irrevocably agrees to accept, in exchange for the SLP Interest and the Cash Consideration, an amount of OP Units equivalent to 7,318,356 “OP Units” of the Parent OP in accordance with the Merger Agreement.

Section 1.3. ISSUANCE OF OP UNITS. The Operating Partnership shall, in exchange for the SLP Interest and the Cash Consideration contributed by the Special Limited Partner, issue to the Special Limited Partner an amount of OP Units equivalent to 7,318,356 “OP Units” of the Parent OP in accordance with the Merger Agreement. No fractional OP Units shall be issued pursuant to this Agreement. If the formula for calculating the number of OP Units issuable pursuant to this Agreement would require the issuance of a fractional OP Unit, the number of OP Units which the Special Limited Partner shall be entitled to receive shall be rounded to the nearest whole number. The Operating Partnership shall revise the Partnership Agreement to reflect the Special Limited Partner’s ownership of such OP Units. Immediately thereafter, upon the consummation of the Mergers, the OP Units will be converted into “OP Units” of the Parent OP in accordance with the Merger Agreement.

Section 1.4. TAX TREATMENT OF THE EXCHANGE. The parties hereto intend and agree to treat, for U.S. federal income tax purposes, the contribution of the SLP Interest and the Cash Consideration in exchange for OP Units effectuated pursuant to this Agreement as a contribution to a partnership pursuant to Section 721 of the Internal Revenue Code of 1986, as amended, and no party shall maintain any position to the contrary on any tax return or otherwise. Furthermore, the parties hereto intend and agree that (a) consistent with the definition of “Gross Asset Value” contained in the Partnership Agreement, the contribution by the Special Limited Partner of the Cash Consideration in exchange for OP Units pursuant to the terms of this Agreement is a “book-up” event pursuant to which the Gross Asset Value of the Operating Partnership’s assets should be adjusted to reflect the relative economic interests of the Partners, and that such adjustment in Gross Asset Value of the Operating Partnership’s assets shall result in a corresponding adjustment, if any, to the Capital Accounts of the Partners including, for the avoidance of doubt, the Capital Account of the Special Limited Partner and the holder of Class B Units and (b) such booked-up Capital Accounts of the Partners will be reflected in the books and records of the Merged OP.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE SPECIAL LIMITED PARTNER

The Special Limited Partner hereby represents, warrants and agrees with the Operating Partnership and the Parent OP that:

Section 2.1. ORGANIZATION; AUTHORITY. The Special Limited Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Special Limited Partner has all requisite power and authority to enter this Agreement and to carry out the transactions contemplated hereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have a material adverse effect on the financial condition or results of operations of the Special Limited Partner.

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Section 2.2. DUE AUTHORIZATION. The execution, delivery and performance of this Agreement by the Special Limited Partner has been duly and validly authorized by all necessary action of the Special Limited Partner. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Special Limited Partner pursuant to this Agreement constitute, or when executed and delivered will constitute, the legal, valid and binding obligation of the Special Limited Partner, each enforceable against the Special Limited Partner in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

Section 2.3. OWNERSHIP OF SLP INTEREST. The Special Limited Partner is the record owner of the SLP Interest and has the power and authority to transfer, assign and convey to the Operating Partnership the SLP Interest free and clear of any Liens. There are no rights, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or understandings of any kind outstanding (i) relating to the SLP Interest or (ii) to purchase, transfer or otherwise acquire, or in any way encumber, any of the interests which comprise the SLP Interest or any securities or obligations of any kind convertible into any of the interests which comprise the SLP Interest.

Section 2.4. CONSENTS AND APPROVALS. Except as shall have been satisfied on or prior to the Closing Date, no consent, waiver, approval or authorization of, or filing with, any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof (each, a “Person”) or governmental authority or under any applicable laws is required to be obtained by the Special Limited Partner in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 2.5. NO VIOLATION. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby or thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under (a) any agreement, document or instrument to which the Special Limited Partner is a party or by which the Special Limited Partner or the SLP Interest is bound, (b) any term or provision of any judgment, order, writ, injunction, or decree binding on the Special Limited Partner, or (c) any provisions of the organizational or other formation or governing documents or agreements of the Special Limited Partner.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP

The Operating Partnership hereby represents, warrants and agrees with the Special Limited Partner and the Parent OP as follows:

Section 3.1. ORGANIZATION; AUTHORITY. The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Operating Partnership has all requisite power and authority to enter this Agreement and to carry out the transactions contemplated hereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have a material adverse effect on the financial condition or results of operations of the Operating Partnership.

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Section 3.2. DUE AUTHORIZATION. The execution, delivery and performance of this Agreement by the Operating Partnership have been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitute, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

Section 3.3. CONSENTS AND APPROVALS. No consent, waiver, approval or authorization of, or filing with, any Person or governmental authority or under any applicable laws is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 3.4. NO VIOLATION. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under (a) the organizational documents of the Operating Partnership, (b) any term or provision of any judgment, order, writ, injunction, or decree binding on the Operating Partnership, or (c) any other material agreement to which the Operating Partnership is a party.

Section 3.5. VALIDITY OF OP UNITS. The issuance of the OP Units to the Special Limited Partner pursuant to this Agreement will have been duly authorized by the Operating Partnership and, when issued against the consideration therefor, will be validly issued by the Operating Partnership, free and clear of all Liens (other than Liens created by the Partnership Agreement).

ARTICLE IV.
GENERAL PROVISIONS

Section 4.1. DEFINITIONS. Capitalized terms used herein that are not otherwise defined herein shall have the meaning ascribed to them in the Partnership Agreement.

Section 4.2. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

Section 4.3. ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement, including, without limitation, the exhibits and schedules hereto, constitute the entire agreement and supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto.

Section 4.4. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of any Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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Section 4.5. ASSIGNMENT. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (including by operation of law) by either party without the prior written consent of the other party and any attempted assignment without such consent shall be null and void and of no force and effect.

Section 4.6. JURISDICTION. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Borough of Manhattan, City of New York, State of New York, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper.

Section 4.7. SEVERABILITY. Each provision of this Agreement will be interpreted so as to be effective and valid under applicable law, but if any provision is held invalid, illegal or unenforceable under applicable law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

Section 4.8. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 4.9. NO PERSONAL LIABILITY CONFERRED. This Agreement shall not create or permit any personal liability or obligation on the part of any officer, director, partner, member, employee or shareholder of the parties hereto.

Section 4.10. FURTHER ASSURANCES. Each of the parties shall, without further consideration, take such action and execute and deliver such documents as may be necessary to carry out this Agreement.

Section 4.11. AMENDMENTS. This Agreement may be amended, supplemented or otherwise modified only by written instrument signed by all the parties hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives as of the date first written above.

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP III, L.P.

By:	AMERICAN REALTY CAPITAL TRUST III, INC.,
Its general partner

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: President and Chief Operating Officer

AMERICAN REALTY CAPITAL TRUST III SPECIAL LIMITED PARTNER, LLC

By:	AR CAPITAL, LLC,
Its managing member

By:	/s/ Brian S. Block
Name: Brian S. Block
Title: Authorized Signatory

ACKNOWLEDGED AND AGREED:

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

By:	AMERICAN REALTY CAPITAL PROPERTIES, INC.,
Its general partner

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer

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